Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Wrap Technologies, Inc. of our report dated March 4, 2021, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 29, 2021